UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. __)

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Digital Ally, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Digital Ally, Inc. 8000 West 110th Street, Suite 200 Overland Park, KS 66210 Stanton E. Ross President, Chief Executive Officer and Chairman of the Board

April 11, 2012

To our Stockholders:

I am pleased to invite you to attend the annual meeting of stockholders of Digital Ally, Inc. (“Digital”) to be held on Friday, May 25, 2012 at 10:00 a.m., CDT, at the DoubleTree by Hilton Hotel - Overland Park located at 10100 College Blvd., Overland Park, Kansas, 66210.  Details regarding admission to the annual meeting and the business to be conducted are more fully described in the accompanying notice of annual meeting and proxy statement.

We have elected to take advantage of new Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet.  We believe that the new rules will allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our annual meeting.

Your vote is important.  Whether or not you plan to attend the annual meeting, I hope that you will vote as soon as possible.  Please review the instructions on each of your voting options described in the proxy statement and the notice of annual meeting you received in the mail.

Thank you for your ongoing support of, and continued interest in, Digital.

Sincerely,

Admission to the annual meeting will be limited to stockholders.  Please note that admission ticket and picture identification will be required to enter the annual meeting.  Each stockholder will be entitled to bring a guest to the annual meeting.  For stockholders of record, an admission ticket is printed on the back cover of these proxy materials and on the notice of annual meeting.  An individual arriving without an admission ticket will not be admitted unless it can be verified that the individual was a Digital stockholder as of the record date.  Backpacks, cameras, cell phones with cameras, recording equipment and other electronic recording devices will not be permitted at the annual meeting.  Digital reserves the right to inspect any persons or items prior to their admission to the annual meeting.  Failure to follow the meeting rules or permit inspection will be grounds for exclusion from the meeting.

Digital Ally, Inc.

8000 West 110th Street, Suite 200
Overland Park, KS 66210
(913) 814-7774

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Friday, May 25, 2012

The 2012 Annual Meeting of the Stockholders of Digital Ally, Inc., a Nevada corporation (“Digital” or the “Company”), will be held at the DoubleTree by Hilton Hotel - Overland Park located at 10100 College Blvd., Overland Park, Kansas, 66210 on Friday, May 25, 2012 at 10:00 a.m., CDT, for the following purposes:

1.	To elect six directors;
2.	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm; and
3.	To act upon such other business as may properly come before the annual meeting.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.

Only stockholders of record at the close of business on April 2, 2012 will be entitled to vote at the annual meeting or any adjournment or postponement thereof.

You are cordially invited to attend the annual meeting.  Whether or not you plan to attend the annual meeting, please sign, date and return your proxy to us promptly.  Your cooperation in signing and returning the proxy will help avoid further solicitation expense.

Pursuant to rules promulgated by the Securities and Exchange Commission, or the SEC, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a notice of annual meeting, proxy statement, and 2011 Annual Report to Stockholders, and by notifying you of the availability of our proxy materials on the Internet.  Copies of our notice of annual meeting, proxy statement and 2011 Annual Report to Stockholders are available at www.digitalallyinc.com.

By order of the Board of Directors Stanton E. Ross Chairman of the Board, President and Chief Executive Officer
April 11, 2012
Overland Park, Kansas

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE AND SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE TO ENSURE THE PRESENCE OF A QUORUM.  TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY EXACTLY AS YOUR NAME APPEARS ON IT AND RETURN IMMEDIATELY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

Executive Compensation and Related Information
Summary Compensation Table	18
Grant of Plan-Based Awards	20
Outstanding Equity Awards at Fiscal Year-End	21
Option Exercises and Stock Vested	22
Stock Option Plans	22
Equity Compensation Plan Information	23
Stock Option and Restricted Stock Grants	24
Employment Contracts, Termination of Employment and Change-in-Control Arrangements	24
Retention Agreements	24

Security Ownership of Certain Beneficial Owners and Management	26

Section 16(a) Beneficial Ownership Reporting Compliance	27

Transactions with Related Persons	27

Other Matters	28

Advance Notice Provisions for Stockholder Proposals and Nominations	28

Future Proposals of Stockholders	29

Annual Report	29

Digital Ally, Inc.

PROXY STATEMENT
FOR THE 2012 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors of Digital Ally, Inc., a Nevada corporation, for use at the 2012 Annual Meeting of Stockholders to be held Friday, May 25, 2012 at 10:00 a.m., CDT, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying notice of annual meeting of stockholders.  The annual meeting will be held at the DoubleTree by Hilton Hotel - Overland Park located at 10100 College Blvd., Overland Park, Kansas, 66210. The telephone number at that location is (913) 451-6100.

These proxy solicitation materials were first mailed on or about April 11, 2012 to all stockholders entitled to vote at the meeting.

Record Date and Voting Securities

Stockholders of record at the close of business on April 2, 2012 are entitled to notice of and to vote at the meeting.  At the record date, 16,154,073 shares of our common stock were issued and outstanding and held of record by 110 stockholders.

Stockholder of Record: Shares Registered in Your Name.  If on April 2, 2012, your shares were registered directly in your name with our transfer agent, First American Stock Transfer, then you are a stockholder of record. As a stockholder of record, you may vote in person at the annual meeting or vote by proxy. Whether or not you plan to attend the annual meeting, we urge you to complete and return the enclosed proxy card or vote by proxy via telephone or the Internet as instructed on your proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank.  If on April 2, 2012, your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. If you do not provide instructions for voting the shares that you beneficially own, the organization holding your shares cannot vote them for you for Proposal 1, the election of directors.  We encourage you to provide voting instructions to the brokerage firm, bank, dealer, or other similar organization that is the record holder of your shares. A number of brokers and banks enable beneficial holders to give voting instructions via telephone or the internet. Please refer to the voting instructions provided by your bank or broker. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the annual meeting unless you provide a valid proxy from your broker, bank or other custodian.

Revocability of Proxies

You may revoke your proxy at any time before it is voted at the annual meeting.  In order to do this, you may either:

●	sign and return another proxy bearing a later date;
●	provide written notice of the revocation to Thomas J. Heckman, our Secretary, prior to the time we take the vote at the annual meeting; or
●	attend the annual meeting and vote in person.

Quorum Requirement

A quorum, which is a majority of our outstanding shares of common stock as of the record date, must be present or represented by proxy in order to hold the annual meeting and to conduct business.  Your shares will be counted as being present at the annual meeting if you attend the meeting in person or if you submit a properly executed proxy card.

Voting

You are entitled to one vote for each share of common stock that you hold on the record date.

Stockholder of Record: Shares Registered in Your Name.  If you are a stockholder of record, you may vote by proxy using the enclosed proxy card, vote by proxy on the internet or by telephone, or vote in person at the annual meeting. Whether or not you plan to attend the annual meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the annual meeting and vote in person if you have already voted by proxy.

–> To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

–> To vote on the internet, please follow the instructions provided on your proxy card.

–> To vote by telephone, please follow the instructions provided on your proxy card.

–> To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

If you hold your shares in your own name as a holder of record, you may instruct the proxy holders how to vote your common stock by signing, dating and mailing the proxy card in the postage paid reply envelope that we have provided.  Of course, you may also choose to come to the annual meeting and vote your shares in person.  The proxy holders will vote your shares in accordance with those instructions.  If you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board of Directors.

We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from your internet provider.

Beneficial Owner: Shares Registered in the Name of Broker or Bank. If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received instructions for granting proxies with these proxy materials from that organization rather than from the Company. A number of brokers and banks enable beneficial holders to give voting instructions via telephone or the internet. Please refer to the voting instructions provided by your bank or broker. To vote in person at the annual meeting, you must provide a valid proxy from your broker, bank, or other custodian. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

If you return a signed and dated proxy card without marking any voting selections, your shares will only be voted for Proposal 2, ratification of Grant Thornton LLP as our independent registered public accounting firm, and not for Proposal 1.  Thus, if you are not a record holder and hold your shares through a bank or broker, you must provide voting instructions to the record holder of the shares in accordance with its requirements in order for your shares to be properly voted in the election of directors (Proposal 1).  If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

In the past, if you beneficially owned your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your bank or broker was allowed to vote those shares on your behalf in the election of directors as it felt appropriate.  Recent regulatory changes take away the ability of your bank or broker to vote your shares in the election of directors on a discretionary basis.  Thus, if you beneficially own your shares in street name and you do not instruct your bank or broker how to vote in the election of directors, no votes will be cast on your behalf at the annual meeting.  Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 2).

Abstentions and Broker Non-Votes

If you return a proxy card that indicates an abstention from voting on all matters, the shares represented will be counted as present for the purpose of determining a quorum, but they will not be voted on any matter at the annual meeting.  Consequently, if you abstain from voting on the proposal to elect directors, your abstention will have no effect on the outcome of the vote with respect to this proposal.

If your shares are held by your broker as your nominee (that is, in "street name"), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to "discretionary" items, but not with respect to "non-discretionary" items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange ("NYSE") on which your broker may vote shares held in street name without your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes. Under NYSE rules applicable to our prior annual meetings, the uncontested election of a member of the Board of Directors was considered "discretionary" and brokers were permitted to vote your shares held in street name even in the absence of your instructions. Under recently adopted NYSE rules, any election of a member of the Board of Directors, whether contested or uncontested, is considered "non-discretionary" and therefore brokers are no longer permitted to vote your shares held in street name for the election of directors in the absence of instructions from you. Proposal 1, the election of directors, is "non-discretionary."  Therefore, if you hold your shares through a broker, nominee, fiduciary or other custodian, your shares will not be voted on those proposals unless you provide voting instructions to the record holder.

A “broker non-vote” occurs when a broker expressly instructs on a proxy card that it is not voting on a matter, whether routine or non-routine.  Broker non-votes are counted for the purpose of determining the presence or absence of a quorum, but are not counted for determining the number of votes cast for or against a proposal.  Your broker will have discretionary authority to vote your shares on Proposal 2 and any other business that properly comes before the meeting, all of which are routine matters, but not on Proposal 1, as described above.

Stockholder List

The stockholder list as of the record date will be available for examination by any stockholder at our corporate office, 8000 West 110th Street, Suite 200, Overland Park, KS 66210, beginning May 10, 2012, which is at least ten business days prior to the date of the annual meeting and the stockholder list will be available at the annual meeting.

Proxy Solicitation Costs

This solicitation of proxies is made by our Board of Directors, and we will bear all related costs.  None of our directors intends to oppose any action for which stockholder approval is being solicited.  In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners.  Proxies may also be solicited by certain of our directors, officers and regular employees, without additional compensation, personally or by telephone or facsimile.

Our Voting Recommendations

Our Board of Directors recommends that you vote:

●	FOR the election of the six nominees to the Board of Directors; and
●	FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm.

Voting Results

The preliminary voting results will be announced at the annual meeting.  The final voting results will be calculated by our Inspector of Elections and published in our report on Form 8-K within four business days of the meeting.

Stockholders Sharing the Same Address

Digital has adopted a procedure called “householding,” which has been approved by the Securities and Exchange Commission.  Under this procedure, Digital is delivering only one copy of the annual report and proxy statement to multiple stockholders who share the same address, unless Digital has received contrary instructions from an affected stockholder.  This procedure reduces Digital’s printing costs, mailing costs, and fees.  Stockholders who participate in householding will continue to receive separate proxy cards.

Digital will deliver, promptly upon written or oral request, a separate copy of the annual report and the proxy statement to any stockholder at a shared address to which a single copy of either of those documents was delivered. To receive a separate copy of the annual report or proxy statement, you may write or call Digital’s Investor Relations Department at 8000 West 110th Street, Suite 200, Overland Park, KS 66210, telephone (913) 814-7774.  Any stockholders of record who share the same address and currently receive multiple copies of Digital’s annual report and proxy statement and who wish to receive only one copy of these materials per household in the future should contact Digital’s Investor Relations Department at the address or telephone number listed above to participate in the householding program.

A number of brokerage firms have instituted householding.  If you hold your shares in “street name,” please contact your bank, broker, or other holder of record to request information about householding.

Deadline for Receipt of Stockholder Proposals for 2013 Annual Meeting of Stockholders

As a stockholder, you may be entitled to present proposals for action at an upcoming meeting if you comply with the requirements of the proxy rules established by the Securities and Exchange Commission and our bylaws.  Stockholders wishing to present a proposal at our 2013 annual meeting of stockholders must submit such proposal to us by December 23, 2012, if they wish it to be eligible for inclusion in the proxy statement and form of proxy relating to that meeting.  In connection with our 2013 annual meeting of stockholders, we intend to solicit proxies granting discretionary authority to the proxyholders to vote on any matters submitted by stockholders by December 23, 2012.  In addition, under our bylaws, a stockholder wishing to make a proposal at the 2013 annual meeting of stockholders must submit such a proposal to us by December 23, 2012.  Any such proposals should be in compliance with our bylaws and should be submitted to Digital Ally, Inc., 8000 West 110th Street, Suite 200, Overland Park, KS 66210, Attention:  Thomas J. Heckman, Secretary.

Other Matters

Other than the proposals listed above, our Board of Directors does not intend to present any other matters to be voted on at the meeting.  Our Board of Directors is not currently aware of any other matters that will be presented by others for action at the meeting.  However, if other matters are properly presented at the meeting and you have signed and returned your proxy card, the proxy holders will have discretion to vote your shares on these matters to the extent authorized under the Securities Exchange Act of 1934, as amended.

Important notice regarding the availability of proxy materials for the 2012 Annual Meeting of Stockholders to be held on May 25, 2012:

Copies of our notice of annual meeting, proxy statement and 2011 Annual Report to Stockholders are available online at www.digitalallyinc.com.

Proposal One

Election of Directors
Nominees

A Board of six directors is to be elected at the 2012 Annual Meeting of Stockholders.  Unless otherwise instructed, the proxy holders will vote the proxies received by them for the six nominees named below, of whom Messrs. Ross, Richie, Hutchins, Kaplan and Bianchino are presently directors of Digital. Mr. Gans is nominated for election to the Board of Directors for the first time.

If any nominee is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy.  We are not aware of any nominee who will be unable or will decline to serve as a director.  The term of office for each person elected as a director will continue until the next annual meeting of stockholders or until a successor has been elected and qualified.  The names of the nominees and certain information about them as of the date of this proxy statement are set forth below:

Name of Nominee	Principal Occupation	Age	Director Since
Stanton E. Ross	Chairman, President and Chief Executive Officer	50	2005
Leroy C. Richie (1)(2)(3)(4)	Lead Outside Director, Chairman of the Nominating and Governance Committee and attorney	70	2005
Daniel F. Hutchins (1)(3)(4)	Chairman of Audit Committee, Chief Financial Officer of Infinity Energy Resources, Inc., Certified Public Accountant	56	2007
Elliot M. Kaplan (3)(4)	Attorney	61	2005
Bernard A. Bianchino (1)(2)(4)	Chairman of the Compensation Committee and the Strategic Planning Committee	63	2009
Stephen Gans	Investor	40	--
___________
(1)  Member of Audit Committee
(2)  Member of Compensation Committee
(3)  Member of Nominating and Governance Committee
(4)  Member of Strategic Planning Committee

Stanton E. Ross has served as Chairman, President and Chief Executive Officer since September 2005. From March 1992 to June 2005, Mr. Ross was the Chairman and President of Infinity Energy Resources, Inc., a publicly held oil and gas exploration and development company (“Infinity”), and served as an officer and director of each of Infinity’s subsidiaries. He resigned all of his positions with Infinity in June 2005, except Chairman, but was reappointed President in October 2006. From 1991 until March 1992, he founded and served as President of Midwest Financial, a financial services corporation involved in mergers, acquisitions and financing for corporations in the Midwest. From 1990 to 1991, Mr. Ross was employed by Duggan Securities, Inc., an investment banking firm in Overland Park, Kansas, where he primarily worked in corporate finance. From 1989 to 1990, he was employed by Stifel, Nicolaus & Co., a member of the New York Stock Exchange, where he was an investment executive. From 1987 to 1989, Mr. Ross was self-employed as a business consultant. From 1985 to 1987, Mr. Ross was President and founder of Kansas Microwave, Inc., which developed a radar detector product. From 1981 to 1985, he was employed by Birdview Satellite Communications, Inc., which manufactured and marketed home satellite television systems, initially as a salesman and later as National Sales Manager.  Mr. Ross devotes such time to the business of the Company as he deems necessary to discharge his fiduciary duties to it.  Mr. Ross estimates he devoted most of his time to Digital Ally and the balance to Infinity in 2011.  In late 2007, Infinity sold a substantial portion of its operating assets and has not required a substantial amount of his time since such point. Mr. Ross holds no public company directorships other than with the Company and Infinity and has not held any others during the previous five years.  The Company believes that Mr. Ross’s broad entrepreneurial, financial and business expertise and his experience with micro-cap public companies and his role as President and Chief Executive Officer give him the qualifications and skills to serve as a Director.

Leroy C. Richie has been the Lead Outside Director of Digital Ally since September 2005. He is also a member of the Audit, Strategic Planning and Compensation Committees and is the Chairman of the Nominating and Governance Committee. Since June 1, 1999 Mr. Richie has been a director of Infinity Energy Resources, Inc., a publicly held oil and gas exploration and development company. Additionally, Mr. Richie serves as a member of the boards of directors of the following corporations and serves in the additional capacities noted: OGE Energy Corp., Chairman of the Compensation Committee and a member of the Corporate Governance Committee; and member of the board of directors of Columbia Mutual Funds, an investment company within the mutual fund family managed by Ameriprise Financial, Inc. Since 2004, he has been of counsel to the Detroit law firm of Lewis & Munday, P.C. From September 2000 to November 2004, he was Chairman and Chief Executive Officer of Q Standards World Wide, Inc. From April 1999 to August 2000, he was President of Capitol Coating Technologies, Inc. He holds no other public directorships and has not held any others during the previous five years, except for Kerr-McGee Corporation. Mr. Richie was formerly Vice President of Chrysler Corporation and General Counsel for automotive legal affairs, where he directed all legal affairs for that company’s automotive operations from 1986 until his retirement in 1997. Before joining Chrysler, he served as director of the New York office of the Federal Trade Commission. Mr. Richie received a B.A. from City College of New York, where he was valedictorian, and a J.D. from the New York University School of Law, where he was awarded an Arthur Garfield Hays Civil Liberties Fellowship. The Company believes that Mr. Richie’s extensive experience as a lawyer and as an officer or director of public companies gives him the qualifications and skills to serve as a Director.

Daniel F. Hutchins was elected a Director in December 2007. He serves as Chairman of the Audit Committee and is the Board’s financial expert. He is also a member of the Strategic Planning and Nominating and Corporate Governance Committees. Mr. Hutchins, a Certified Public Accountant, is a Principal with the accounting firm of Hutchins & Haake, LLC and currently serves as the Chief Financial Officer of Infinity Energy Resources, Inc., a publicly held oil and gas exploration and development company, of which Stanton E. Ross is the Chairman and President. He was previously a member of the Advisory Board of Digital Ally. Mr. Hutchins has served as an instructor for the Becker CPA exam with the Keller Graduate School of Management and has over 17 years of teaching experience preparing CPA candidates for the CPA exam. He has 30 years of public accounting experience, including five years with Deloitte & Touche, LLP. He has served on the boards of various non-profit groups and is a member of the American Institute of Certified Public Accountants. Mr. Hutchins earned his Bachelor of Business Administration degree in Accounting at Washburn University in Topeka, Kansas. Mr. Hutchins holds no other public company directorships currently and has not held any others during the previous five years. The Company believes that Mr. Hutchins’ significant experience in finance and accounting gives him the qualifications and skills to serve as a Director.

Elliot M. Kaplan has been a Director since September 2005 and is a member of the Strategic Planning and Nominating and Governance Committees. Mr. Kaplan was a practicing attorney with Daniels & Kaplan, P.C. from 1994 through 2006, with a concentration in corporate strategy. During the years 1985 through 1993, Mr. Kaplan practiced with the law firms of Berman, DeLeve, Kuchan and Chapman (1991-1993); DeWitt, Zeldin and Bigus (1990-1991); and Husch, Eppenberger, Donahue, Cornfeld and Jenkins (1985-1990). From 1983 to 1985, he served as Vice President, Assistant General Counsel and Assistant Secretary of Air One, Inc. He also served on the board of directors of Infinity Energy Resources, Inc., a publicly held oil and gas exploration and development company, from July 2004 through June 18, 2008. Mr. Kaplan served as the chairman of the Advisory Board of Executive Action and was a member of the SCCA ProRacing Board of Directors until early 2011. Mr. Kaplan holds no other public company directorships currently and has not held any others during the previous five years. The Company believes that Mr. Kaplan’s broad legal and business expertise give him the qualifications and skills to serve as a Director.

Bernard A. Bianchino has been a Director since June 2009 and is Chairman of the Compensation and Strategic Planning Committees and a member of the Audit Committee. Mr. Bianchino is the President and Chief Executive Officer of Jaguar Telecom, LLC, a company he founded in 2003, which seeks to develop new business products and concepts and provide consulting services to the wireless telecommunications industry. Jaguar Telecom is a member, and Mr. Bianchino is the Chairman, of B2 Telecom, LLC a privately-held company which provides carrier services to telecommunications companies. In 2003, Mr. Bianchino was employed by the Bryan Cave, LLP law firm in Kansas City, Missouri. In 2001, he served as President and Chief Executive Officer of OnFiber Communications, a local fiber services venture headquartered in Austin, Texas that was founded to provide the delivery of fiber optic broadband services to service providers in major metropolitan areas throughout the U.S. Mr. Bianchino served as Chief Executive Officer of Pegaso PCS, in 2000, a Mexican national wireless and wireline telecommunications company, which served four of the largest cities in Mexico. From 1995 until 2000, Mr. Bianchino was the Chief Business Development Officer for Sprint PCS in Kansas City, Missouri. In 1994 and 1995, Mr. Bianchino served as Executive Vice President, General Counsel and External Affairs Officer of Qwest Communications in Denver, Colorado. During the years 1986-1994, Mr. Bianchino served in a number of legal capacities with US Sprint and Sprint Corporation in Kansas City, Missouri, completing his service as Vice President – Law and General Business of Sprint Corporation. From 1978 until 1994, Mr. Bianchino worked as Legal Counsel for Exxon Corporation’s new venture group, Exxon Enterprises. During the years 1974-1978, Mr. Bianchino worked for the U.S. Government in Oak Ridge, Tennessee, completing his service as a Senior Attorney with the United States Department of Energy. Mr. Bianchino received his undergraduate and law degrees from Washburn University in Topeka, Kansas. Mr. Bianchino holds no other public company directorships and has not held any others during the previous five years. He is a member of the Johnson County Charter Commission in Johnson County, Kansas. The Company believes that Mr. Bianchino’s legal, financial and business expertise, including a background of managing and directing a technology-based company, gives him the qualifications and skills to serve as a Director.

Stephen Gans is standing for election to the Board of Directors for the first time. Mr. Gans has served as a director of Hollywood Media (Nasdaq: HOLL) since December 2009, where he is a member of its Audit and Stock Option Committees. Since March 2005, Mr. Gans has served as Managing Member of Gans Family Investments LLP, an investment firm focused on the technology, media and telecommunications industries. Mr. Gans also served on the Board of Directors of City National Bancshares, the holding company of City National Bank of Florida, from January 2000 until November 2008. Mr. Gans received a B.A. in Business and a Masters in Accounting from The University of Texas at Austin in 1994. Mr. Gans holds no other public company directorships and has not held any others during the previous five years. The Company believes that Mr. Gans’ experience as the Managing Member of an investment firm focusing on the technology, media and telecommunications industries and as a director of City National Bancshares gives him the qualifications and skills to serve as a director would make him a valuable member of our Board.

Our Directors are elected annually and hold office until the next annual meeting of our stockholders or until their successors are elected and qualified. Officers are elected annually and serve at the discretion of the Board of Directors. There is no family relationship between any of our directors, director nominees and executive officers. Board vacancies are filled by a majority vote of the Board.

Vote Required and Board Recommendation

If a quorum is present and voting, the six nominees receiving the greatest number of votes will be elected to the Board of Directors. Votes withheld from any nominee will be counted for purposes of determining the presence or absence of a quorum for transaction of business at the meeting, but will have no other legal effect upon the election of directors under Nevada law.

Our Board of Directors unanimously recommends that stockholders vote
FOR each of the six nominees named above.

Board of Directors and Committee Meetings

Our Board of Directors held three regular and six telephonic meetings during the fiscal year ended December 31, 2011.  Each of our directors attended at least 75% of the meetings of the Board of Directors and the committees on which he served in the fiscal year ended December 31, 2011.  Our directors are expected, absent exceptional circumstances, to attend all Board meetings and meetings of committees on which they serve, and are also expected to attend our annual meeting of stockholders.  All directors then in office attended the 2011 annual meeting of stockholders.

Committees of the Board of Directors

Our Board of Directors currently has four committees: an Audit Committee, a Compensation Committee, a Nominating and Governance Committee and a Strategic Planning Committee.  Each committee has a written charter approved by the Board of Directors outlining the principal responsibilities of the committee.  These charters are also available on the Investor Relations page of our website.  All of our directors, other than our Chairman and Chief Executive Officer, have met in executive sessions without management present on a regular basis in 2011 and 2012.

Audit Committee

Our Audit Committee appoints the Company’s independent auditors, reviews audit reports and plans, accounting policies, financial statements, internal controls, audit fees, and certain other expenses and oversees our accounting and financial reporting process. Specific responsibilities include selecting, hiring and terminating our independent auditors; evaluating the qualifications, independence and performance of our independent auditors; approving the audit and non-audit services to be performed by our auditors; reviewing the design, implementation, adequacy and effectiveness of our internal controls and critical accounting policies; overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters; reviewing any earnings announcements and other public announcements regarding our results of operations in conjunction with management and our public auditors; conferring with management and the independent auditors regarding the effectiveness of internal controls, financial reporting processes and disclosure controls; consulting with management and the independent auditors regarding Company policies governing financial risk management; reviewing and discussing reports from the independent auditors on critical accounting policies used by the Company; establishing procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviewing and approving related-person transactions in accordance with the Company's policies and procedures with respect to related-person transactions and applicable rules; reviewing the financial statements to be included in our annual report on Form 10-K; and discussing with management and the independent auditors the results of the annual audit and the results of quarterly reviews and any significant changes in our accounting principles; and preparing the report that the Securities and Exchange Commission requires in our annual proxy statement. The report of the Audit Committee for the year-ended December 31, 2011 is included in this proxy statement.

The Audit Committee is comprised of three Directors, each of whom is independent, as defined by the rules and regulations of the Securities and Exchange Commission. The Audit Committee held four meetings during the year-ended December 31, 2011. On September 22, 2005, the Company created the Audit Committee and adopted a written charter for it. The members of our Audit Committee are Daniel F. Hutchins, Leroy C. Richie and Bernard A. Bianchino. Mr. Hutchins was the Chairman of the Committee during the fiscal year ended December 31, 2011. The Board of Directors determined that Mr. Hutchins qualifies as an “audit committee financial expert,” as defined under the rules and regulations of the Securities and Exchange Commission, and is independent as noted above.

Under the Sarbanes-Oxley Act of 2002, all audit and non-audit services performed by the Company’s independent accountants must be approved in advance by the Audit Committee to assure that such services do not impair the accountants’ independence from the Company. Accordingly, the Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy (the “Policy”) that sets forth the procedures and the conditions pursuant to which services to be performed by the independent accountants are to be pre-approved. Pursuant to the Policy, certain services described in detail in the Policy may be pre-approved on an annual basis together with pre-approved maximum fee levels for such services. The services eligible for annual pre-approval consist of services that would be included under the categories of Audit Fees, Audit-Related Fees and Tax Fees in the table, as well as services for limited review of actuarial reports and calculations. If not pre-approved on an annual basis, proposed services must otherwise be separately approved prior to being performed by the independent accountants. In addition, any services that receive annual pre-approval but exceed the pre-approved maximum fee level also will require separate approval by the Audit Committee prior to being performed. The Audit Committee may delegate authority to pre-approve audit and non-audit services to any member of the Audit Committee, but may not delegate such authority to management.

Compensation Committee

Our Compensation Committee assists our Board of Directors in determining the development plans and compensation of our officers, directors and employees. Specific responsibilities include approving the compensation and benefits of our executive officers; reviewing the performance objectives and actual performance of our officers; administering our stock option and other equity compensation plans; and reviewing and discussing with management the compensation discussion and analysis that the Securities and Exchange Commission requires in our future Form 10-Ks and proxy statements. The report of the Compensation Committee for the year-ended December 31, 2011 is included in this proxy statement.

Our Compensation Committee is comprised of two Directors, whom the Board considers to be independent under the rules of the Securities and Exchange Commission.  The members of our Compensation Committee are Bernard A. Bianchino, who serves as Chairman, and Leroy C. Richie.  The Compensation Committee held four meetings during the year-ended December 31, 2011.  Mr. Ross, our Chief Executive Officer, does not participate in the determination of his own compensation or the compensation of directors.  However, he makes recommendations to the Compensation Committee regarding the amount and form of the compensation of the other executive officers and key employees, and he often participates in the Compensation Committee's deliberations about their compensation.  Thomas J. Heckman, our Chief Financial Officer also assists the Compensation Committee in its executive officer, director and employee compensation deliberations.  No other executive officers participate in the determination of the amount or the form of the compensation of executive officers or directors. The Compensation Committee does not utilize the services of an independent compensation consultant to assist in its oversight of executive and director compensation.  On September 22, 2007, the Board of Directors adopted a written charter.

Nominating and Governance Committee

Our Nominating and Governance Committee assists our Board of Directors by identifying and recommending individuals qualified to become members of our Board of Directors, reviewing correspondence from our stockholders, and establishing, evaluating and overseeing our corporate governance guidelines. Specific responsibilities include the following: evaluating the composition, size and governance of our Board of Directors and its committees and making recommendations regarding future planning and appointing directors to our committees; establishing a policy for considering stockholder nominees for election to our Board of Directors; and evaluating and recommending candidates for election to our Board of Directors.

Our Nominating and Governance Committee strives for a Board composed of individuals who bring a variety of complementary skills, expertise or background and who, as a group, will possess the appropriate skills and experience to oversee our business.  The diversity of the members of the Board relates to the selection of its nominees.  While the Committee considers diversity and variety of experiences and viewpoints to be important factors, it does not believe that a director nominee should be chosen or excluded solely or largely because of race, color, gender, national origin or sexual orientation or identity.  In selecting a director nominee for recommendation to our Board, our Nominating and Governance Committee focuses on skills, expertise or background that would complement the existing members on the Board.  Accordingly, although diversity may be a consideration in the Committee’s process, the Committee and the Board of Directors do not have a formal policy with regard to the consideration of diversity in identifying director nominees.

When the Nominating and Governance Committee has either identified a prospective nominee or determined that an additional or replacement director is required, the Nominating and Governance Committee may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the Board of Directors or management. In its evaluation of director candidates, including the members of the Board eligible for re-election, the Nominating and Governance Committee considers a number of factors, including: the current size and composition of the Board of Directors, the needs of the Board of Directors and the respective committees of the Board, and such factors as judgment, independence, character and integrity, age, area of expertise, diversity of experience, length of service, and potential conflicts of interest.

The Nominating and Governance Committee of the Board selects director nominees and recommends them to the full Board of Directors.  In relation to such nomination process, the Committee:

●	determines the criteria for the selection of prospective directors and committee members;

●	reviews the composition and size of the Board and its committees to ensure proper expertise and diversity among its members;

●	evaluates the performance and contributions of directors eligible for re-election;

●	determine the desired qualifications for individual directors and desired skills and characteristics for the Board;

●	identifies persons who can provide needed skills and characteristics;

●	screens possible candidates for Board membership;

●	reviews any potential conflicts of interests between such candidates and the Company’s interests; and

●	shares information concerning the candidates with the Board, and solicit input from other directors.

The Nominating and Governance Committee has specified the following minimum qualifications that it believes must be met by a nominee for a position on the Board: the highest personal and professional ethics and integrity; proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment; skills that are complementary to those of the existing Board; the ability to assist and support management and make significant contributions to our success; the ability to work well with the other directors; the extent of the person’s familiarity with the issues affecting our business: an understanding of the fiduciary responsibilities that are required of a member of the Board of Directors; and the commitment of time and energy necessary to diligently carry out those responsibilities. A candidate for director must agree to abide by our Code of Ethics and Conduct.

After completing its evaluation, the Nominating and Governance Committee makes a recommendation to the full Board of Directors as to the persons who should be nominated to the Board, and the Board of Directors determines the nominees after considering the recommendation and report of the Committee.

Our Nominating and Governance Committee is comprised of three Directors, whom the Board considers to be independent under the rules of the Securities and Exchange Commission. The Nominating and Governance Committee held one meeting during the year ended December 31, 2011.  The members of our Nominating and Governance Committee are Leroy C. Richie, who serves as Chairman, Elliot M. Kaplan and Daniel F. Hutchins. The Committee was created by our Board of Directors on December 27, 2007, when the Board of Directors adopted a written charter, which charter was amended in February 2010.

Strategic Planning Committee

Our Strategic Planning Committee assists our Board of Directors by providing guidance in the formulation of both short and long-term business development plans, including identifying and recommending new strategic initiatives and alternatives, technologies and products for the Company.  Specific responsibilities include the following: evaluating the Company’s current product composition, markets to address, new research and development directions and commercialization of new products.

Our Strategic Planning Committee is comprised of three Directors. The Strategic Planning Committee held two meetings during the year ended December 31, 2011.  The members of our Strategic Planning Committee are Bernard A. Bianchino, who serves as Chairman, Daniel F. Hutchins and Elliot M. Kaplan. The Strategic Planning Committee was created by our Board of Directors on July 28, 2009, when the Board of Directors adopted a written charter.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is made up of two independent, non-employee directors, Messrs. Richie and Bianchino. No interlocking relationship exists between the members of our Compensation Committee and the board of directors or compensation committee of any other company.

Board of Directors’ Role in the Oversight of Risk Management

We face a variety of risks, including credit, liquidity, and operational risks.  In fulfilling its risk oversight role, our Board of Directors focuses on the adequacy of our risk management process and overall risk management system.  Our Board of Directors believes that an effective risk management system will (i) adequately identify the material risks that we face in a timely manner; (ii) implement appropriate risk management strategies that are responsive to our risk profile and specific material risk exposures; (iii) integrate consideration of risk and risk management into our business decision-making; and (iv) include policies and procedures that adequately transmit necessary information regarding material risks to senior executives and, as appropriate, to the Board or relevant committee.

The Board of Directors has designated the Audit Committee to take the lead in overseeing risk management at the Board of Directors level.  Accordingly, the Audit Committee schedules time for periodic review of risk management, in addition to its other duties.  In this role, the Audit Committee receives reports from management, certified public accountants, outside legal counsel, and other advisors, and strives to generate serious and thoughtful attention to our risk management process and system, the nature of the material risks we face, and the adequacy of our policies and procedures designed to respond to and mitigate these risks.

Although the Board of Directors has assigned the primary risk oversight to the Audit Committee, it also periodically receives information about our risk management system and the most significant risks that we face.  This is principally accomplished through Audit Committee reports to the Board of Directors and summary versions of the briefings provided by management and advisors to the Audit Committee.

In addition to the formal compliance program, our Board of Directors and the Audit Committee encourage management to promote a corporate culture that understands risk management and incorporates it into our overall corporate strategy and day-to-day business operations.  Our risk management structure also includes an ongoing effort to assess and analyze the most likely areas of future risk for us.  As a result, the Board of Directors and the Audit Committee periodically ask our executives to discuss the most likely sources of material future risks and how we are addressing any significant potential vulnerability.

Board Leadership Structure

Our Board of Directors does not have a policy on whether or not the roles of Chief Executive Officer and Chairman of the Board of Directors should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from the non-employee directors or be an employee.  Our Board of Directors believes that it should be free to make a choice from time to time in any manner that is in the best interest of us and our stockholders.  The Board of Directors believes that Mr. Ross’ service as both Chief Executive Officer and Chairman of the Board is in the best interest of us and our stockholders.  Mr. Ross possesses detailed and in-depth knowledge of the issues, opportunities and challenges we face and is thus best positioned to develop agendas, with the input of Mr. Richie, the lead director, that ensure that the Board’s time and attention are focused on the most critical matters.  His combined role enables decisive leadership, ensures clear accountability, and enhances our ability to communicate our message and strategy clearly and consistently to our stockholders, employees, customers and suppliers, particularly during times of turbulent economic and industry conditions.

Our Board of Directors also believes that a lead director is part of an effective Board leadership structure.  To this end, the Board has appointed Mr. Richie as the lead director.  The independent directors meet regularly in executive sessions at which only they are present, and the lead director chairs those sessions.  As the lead director, Mr. Richie calls meetings of the independent directors as needed; sets the agenda for meetings of the independent directors; presides at meetings of the independent directors; is the principal liaison on Board issues between the independent directors and the Chairman and between the independent directors and management; provides feedback to the Chairman and management on the quality, quantity and timeliness of information sent to the Board; is a member of the Compensation Committee which evaluates the CEO’s performance; and oversees the directors’ evaluation of the Board’s overall performance. The Nominating and Governance Committee and the Board believe that the Board’s leadership structure, which includes the appointment of an independent lead director, is appropriate because it, among other things, provides for an independent director who gives board member leadership and each of the directors, other than Mr. Ross, is independent.  Our Board of Directors believes that the independent directors provide effective oversight of management.

Stockholder Communications with the Board of Directors

Stockholders may communicate with the Board of Directors by writing to us as follows:  Digital Ally, Inc., attention:  Corporate Secretary, 8000 West 110th Street, Suite 200, Overland Park, KS 66210.  Stockholders who would like their submission directed to a particular member of the Board of Directors may so specify and the communication will be forwarded as appropriate.

Policy for Director Recommendations and Nominations

Our Nominating and Governance Committee will consider candidates for Board membership suggested by Board members, management and our stockholders.  It is the policy for our Nominating and Governance Committee to consider recommendations for candidates to the Board of Directors from any stockholder of record in accordance with our bylaws.  A director candidate recommended by our stockholders will be considered in the same manner as a nominee recommended by a Board member, management or other sources.  In addition, a stockholder may nominate a person directly for election to the Board of Directors at an annual meeting of stockholders, provided the stockholder meets the requirements set forth in our bylaws. We do not pay a fee to any third party to identify or evaluate or assist in indentifying or evaluation potential nominees.

Stockholder Recommendations for Director Nominations.  Stockholder recommendations for director nominations may be submitted to the Company at the following address:  Digital Ally, Inc., Attention:  Corporate Secretary, 8000 West 110th, Suite 200, Overland Park, KS 66210.  Such recommendations will be forwarded to the Nominating Committee for consideration, provided that they are accompanied by sufficient information to permit the Board to evaluate the qualifications and experience of the nominees, and provided that they are in time for the Nominating and Governance Committee to do an adequate evaluation of the candidate before the annual meeting of stockholders.  The submission must be accomplished by a written consent of the individual to stand for election if nominated by the Board of Directors and to serve if elected and to cooperate with a background check.

Stockholder Nominations of Directors.  Our bylaws provide that in order for a stockholder to nominate a director at an annual meeting, the stockholder must give timely, written notice to the Secretary of the Company and such notice must be received at our principal executive offices not less than 120 days before the date of its release of the proxy statement to stockholders in connection with its previous year’s annual meeting of stockholders. Such stockholder’s notice shall include, with respect to each person whom the stockholder proposes to nominate for election as a director, all information relating to such nominee, including such person’s written consent to being named in the proxy statement as a nominee, serving as a director, that is required under the Securities Exchange Act of 1934, as amended, and cooperating with a background investigation.  In addition, the stockholder must include in such notice his name and address, as they appear on our records, of the stockholder proposing the nomination of such person, and the name and address of the beneficial owner, if any, on whose behalf the nomination is made, the class and number of shares of capital stock of the Company that are owned beneficially and of record by such stockholder of record and by the beneficial owner, if any, on whose behalf the nomination is made, and any material interest or relationship that such stockholder of record and/or the beneficial owner, if any, on whose behalf the nomination is made may respectively have in such business or with such nominee. At the request of the Board of Directors, any person nominated for election as a director shall furnish to the Secretary of the Company the information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee.

To be timely in the case of a special meeting or if the date of the annual meeting is changed by more than thirty (30) days from such anniversary date, a stockholder’s notice must be received at our principal executive offices no later than the close of business on the tenth day following the earlier of the day on which notice of the meeting date was mailed or public disclosure of the meeting date was made.

Code of Ethics and Conduct

Our Board of Directors has adopted a Code of Ethics and Conduct that is applicable to all of our employees, officers and directors. Our Code of Ethics and Conduct is intended to ensure that our employees act in accordance with the highest ethical standards.  The Code of Ethics and Conduct is available on the Investor Relations page of our website at http://www.digitalally.com. and the Code of Ethics and Conduct has been filed as an exhibit to our annual report on Form 10-K filed March 4, 2008.

Director Compensation

Our non-employee directors received the stock option and restricted stock grants noted in the section below entitled “Stock Option and Restricted Stock Grants to Directors” for agreeing to serve on the Board of Directors in 2011, including on the Audit, Nominating and Governance, Strategic Planning and Compensation Committees.

In 2011, members of our Board of Directors were to receive compensation of $33,600 per annum for their services on our Board.  In addition, Leroy C. Richie, our lead director, was to receive an additional annual fee of $3,500 and Daniel F. Hutchins, our Audit Committee chairman, was to receive $1,750 in additional compensation for their roles.  Effective September 2, 2011, our Board of Directors terminated cash compensation to all non-employee Board members as part of the Company’s cost reduction program.  Therefore, all non-employee members of the Board received less cash compensation for their services than was originally approved for 2011.  Actual compensation was as follows: $25,200 to each non-employee director for his service on the Board, Mr. Richie received an additional $2,625 for his service as our lead director, and Mr. Hutchins received an additional $1,311 for his service on the Audit Committee.  The non-employee directors who attended Board meetings and meetings as members of various committees of the Board were reimbursed for their out-of-pocket costs in attending the meetings of the Board of Directors.

In 2012, non-employee members of the Board have not received cash compensation for their services, but we have reimbursed them for their out-of-pocket costs in attending the meetings of the Board of Directors.   Neither the chairmen of each committee of the Board nor any members of any committee have received any additional cash compensation for their service on such committees in 2012.

In January 2011, we issued Messrs. Richie, Kaplan and Hutchins 10,000 options to purchase common stock at an exercise price of $1.65 per share and 10,000 options to purchase common stock at an exercise price of $1.19 per share in May 2011 for their service on the Board.  We granted Mr. Bianchino 5,000 shares of restricted stock valued at $1.65 per share in January 2011 and an additional 5,000 shares of restricted stock at a value of $1.19 per share in May 2011 for his service on the Board.

Director compensation for the year ended December 31, 2011 was as follows:

Director Compensation

Name	Fees earned or paid in cash ($)	Stock awards ($) (3)	Option awards ($) (3)	Total ($)
Stanton E. Ross, Chairman of the Board (1)	$—	$—	$—	$—
Leroy C. Richie	$27,825	$—	$11,052	$38,877
Elliot M. Kaplan	$25,200	$—	$11,052	$36,252
Daniel F. Hutchins	$26,511	$—	$11,052	$37,563
Bernard A. Bianchino	$25,200	$14,200	$—	$39,400
Kenneth L. McCoy (2)	$—	$—	$—	$—
_________________
(1)	Mr. Ross’s compensation and option awards are provided in the Executive Compensation table because he did not receive compensation or stock options for his services as a director.
(2)
Mr. McCoy’s compensation and option awards are provided in the Executive Compensation table because he did not receive compensation or stock options for his services as a director.  On January 11, 2012 Mr. McCoy retired from the Company and resigned as an officer and director.

(3)
Represents aggregate grant date fair value pursuant to ASC Topic 718 for the respective year for stock options and restricted stock granted. Please refer to Note 11 to the consolidated financial statements for further description of the awards and the underlying assumptions utilized to determine the amount of grant date fair value related to such grants.

Stock Option and Restricted Stock Grants to Directors

Name of Individual	Number of Restricted Shares of Common Stock Granted (3)	Number of Options Granted	Average per Share Exercise Price
Stanton E. Ross (1)	—	—	$—
Leroy C. Richie	—	20,000	$1.42
Elliot M. Kaplan	—	20,000	$1.42
Daniel F. Hutchins	—	20,000	$1.42
Bernard A. Bianchino	10,000	—	$—
Kenneth L. McCoy (2)	—	—	$—
_________________
(1)	Mr. Ross’s compensation and option awards are noted in the Executive Compensation table because he did not receive compensation or stock options for his services as a director.
(2)
Mr. McCoy’s compensation and option awards are noted in the Executive Compensation table because he did not receive compensation or stock options for his services as a director.  On January 11, 2012, Mr. McCoy retired from the Company and resigned as an officer and director.

(3)
The restricted stock grants were valued at an average price of $1.42 per share.  Two restricted stock awards were granted during 2011 for 5,000 shares each.  The first award was made on January 11, 2011 and vested on May 1, 2011 and the second award was granted on June 3, 2011 and vests on May 1, 2012.

Proposal Two
Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed Grant Thornton LLP as the independent registered public accounting firm to audit our financial statements for the year ending December 31, 2012 and recommends that our stockholders vote for ratification of such appointment.  Although we are not required to seek stockholder approval of this appointment, the Board believes it to be sound corporate governance to do so.  Notwithstanding the selection by the Audit Committee of Grant Thornton LLP, the Audit Committee may direct the appointment of a new independent registered public accounting firm at any time during the year if the Board of Directors determines that such a change would be in our best interest and in that of our stockholders.  If the appointment is not ratified, the Audit Committee will investigate the reasons for stockholder rejection and will reconsider the appointment.

The Audit Committee believes that Grant Thornton LLP is well suited to provide the services that the Company requires in 2012 and beyond.  Representatives of Grant Thornton LLP are expected to attend the annual meeting, where they will be available to respond to questions and, if they desire, to make a statement.

On April 2, 2010, the Audit Committee of the Board of Directors notified McGladrey & Pullen, LLP, which was previously the principal accounting firm for Digital Ally, Inc. and subsidiary, that it had determined to dismiss McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm.  During the Company’s fiscal year ended December 31, 2009, and subsequent interim period through April 2, 2010, there were no (i) disagreements with McGladrey & Pullen, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which if not resolved to their satisfaction, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (ii) reportable events as such term is defined in Item 304(a)(1)(v) of SEC Regulation S-K. The audit report of McGladrey & Pullen, LLP on the consolidated financial statements of the Company as of and for the year ended December 31, 2009 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. The Company provided McGladrey & Pullen, LLP with a copy of the foregoing disclosures and requested that McGladrey Pullen LLP review such disclosures and provide a letter addressed to the Securities and Exchange Commission as specified by Item 304(a)(3) of SEC Regulation S-K.  A copy of McGladrey Pullen LLP’s letter to the Securities and Exchange Commission was included in a Form 8-K filed with the SEC on April 2, 2010.

On April 2, 2010, the Audit Committee of the Board of Directors of the Company engaged Grant Thornton LLP to serve as the Company’s independent registered public accounting firm to audit its consolidated financial statements for the fiscal year ended December 31, 2010.  During the fiscal years ended December 31, 2009 and December 31, 2008, and the subsequent interim period through April 2, 2010 (the date of engagement of Grant Thornton, LLP), neither the Company, nor any person acting on their behalf, consulted Grant Thornton LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of SEC Regulation S-K.

Audit and Related Fees

The following table is a summary of the fees billed to us by Grant Thornton LLP for the fiscal year ended December 31, 2011 and 2010:

Fee Category:	Fiscal 2011 Fees	Fiscal 2010 Fees
Audit Fees	$126,700	$119,700
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$126,700	$119,700

Audit Fees. Such amount consists of fees billed for professional services rendered in connection with the audit of our annual financial statements and review of the interim financial statements included in our quarterly reports.  It also includes services that are normally provided by our independent registered public accounting firms in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include employee benefit plan audits, accounting consultations in connection with acquisitions, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

Tax Fees. Tax fees consist of fees billed for professional services related to tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, tax audit defense, customs and duties, mergers and acquisitions, and international tax planning.

All Other Fees. Consists of fees for products and services other than the services reported above.  In fiscal 2011 and 2010, there were no fees related to this category.

The Audit Committee’s practice is to consider and approve in advance all proposed audit and non-audit services to be provided by our independent registered public accounting firm.  All of the fees shown above were pre-approved by the Audit Committee.

The audit report of Grant Thornton LLP on the consolidated financial statements of the Company for the years ended December 31, 2011 and 2010 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During our fiscal year ended December 31, 2011, there were no disagreements with Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to Grant Thornton LLP’s satisfaction would have caused it to make reference to the subject matter of such disagreements in connection with its reports on the financial statements for such periods.

During our fiscal years ended December 31, 2011 and 2010, there were no reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

Vote Required and Board Recommendation

If a quorum is present, the affirmative vote of a majority of the shares present and entitled to vote at the annual meeting will be required to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm.  Abstentions will have the effect of a vote against this proposal, and broker non-votes will have no effect on the outcome of the vote with respect to this proposal.

Our Board of Directors unanimously recommends that stockholders vote
FOR the ratification of the appointment of Grant Thornton LLP as the independent registered accounting firm of Digital Ally, Inc.
for the year ending December 31, 2012.

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the Audit Committee Report shall not be incorporated by reference into any such filings.

Report of the Audit Committee

Below is the report of the Audit Committee with respect to our audited consolidated financial statements for the fiscal year ended December 31, 2011, which includes our consolidated balance sheets as of December 31, 2011 and 2010, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the fiscal years ended December 31, 2011 and December 31, 2010 and the notes thereto.

In accordance with the written charter adopted by the Board of Directors, the Audit Committee of the Board of Directors has the primary responsibility for overseeing our financial reporting, accounting principles and system of internal accounting controls, and reporting its observations and activities to the Board of Directors. It also approves the appointment of our independent registered public accounting firm and approves in advance the services performed by such firm.

Review and Discussion with Management

The Audit Committee has reviewed and discussed with management our audited consolidated financial statements for the fiscal year ended December 31, 2011, the process designed to achieve compliance with Section 404 of the Sarbanes-Oxley Act of 2002, our assessment of internal control over financial reporting and the report by our independent registered public accounting firm thereon.

Review and Discussions with Independent Registered Public Accounting Firm

The Audit Committee has discussed with Grant Thornton LLP, our independent registered public accounting firm for fiscal year 2011, the matters the Audit Committee is required to discuss pursuant to Statement on Auditing Standards No. 61 (Communications with Audit Committees), which includes, among other items, matters related to the conduct of the audit of our consolidated financial statements.

The Audit Committee also has received the written disclosures and the letter from Grant Thornton LLP, required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Grant Thornton LLP, any relationships that may impact its independence, and satisfied itself as to the independent registered public accounting firm’s independence.

Conclusion

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements for the fiscal year ended December 31, 2011 be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for filing with the Securities and Exchange Commission.

Respectfully submitted by:

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF DIGITAL ALLY, INC.

Daniel F. Hutchins, Chairman
Leroy C. Richie
Bernard A. Bianchino

Executive Compensation

The following table presents information concerning the total compensation of the Company’s Chief Executive Officer, Chief Financial Officer and the three other most highly compensated officers during the last fiscal year (the “Named Executive Officers”) for services rendered to the Company in all capacities for the years ended December 31, 2011 and 2010:

Summary Compensation Table

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($) (1)	Option awards ($) (1)	All other compensation ($) (2)	Total ($)

Stanton E. Ross	2011	$259,998	$—	$—	$123,212	$15,033	$398,243
Chairman, CEO and President	2010	$425,000	$100,000	$200,000	$—	$30,186	$755,186

Kenneth L. McCoy	2011	$177,883	$—	$—	$82,141	$29,130	$289,154
Former Director & Vice President – Marketing (3)	2010	$250,000	$—	$66,002	$—	$31,948	$347,950

Thomas J. Heckman Vice President, Chief	2011	$177,883	$—	$—	$82,141	$18,380	$278,404
Financial Officer, Treasurer and Secretary	2010	$250,000	$—	$66,002	$—	$19,948	$335,950

Steven Phillips	2011	$177,883	$—	$—	$82,141	$16,996	$277,020
Vice President - Engineering	2010	$250,000	$—	$66,002	$—	$19,948	$335,950

Edward Smith	2011	$13,461	$—	$—	$—	$85,219	$98,680
Former Vice President – Operations (4)&(5)	2010	$250,000	$—	$66,002	$—	$19,948	$335,950

Michael Caulfield	2011	$93,749	$—	$—	$82,141	$14,316	$190,206
Former Vice President - Strategic Development (6)	2010	$250,000	$—	$66,002	$—	$15,902	$331,904
_________
(1)
Represents aggregate grant date fair value pursuant to ASC Topic 718 for the respective year for stock options granted. Please refer to Note 11 to the consolidated financial statements for further description of the awards and the underlying assumptions utilized to determine the amount of grant date fair value related to such grants.

(2)
Amounts included in all other compensation include the following items: i) The employer contribution to the Company’s 401(k) Retirement Savings Plan (the “401(k) Plan”) on behalf of the named executive. The Company is required to provide a 100% matching contribution for all who elect to contribute up to 3% of their compensation to the plan and a 50% matching contribution for all employees’ elective deferral between 4% and 5%. The employee is 100% vested at all times in the employee contributions and employer matching contributions; ii) Company paid healthcare insurance; iii) Company paid housing; and iv) Separation Agreement Payments. See “All Other Compensation Table” below.

(3)	Mr. McCoy resigned as a director and officer on January 11, 2012.

(4)
Other compensation amounts for Mr. Smith include payments due under Mr. Smith’s separation agreement totaling $84,135 in 2011. Mr. Smith resigned effective January 6, 2011. The Company entered into a separation agreement with Mr. Smith that required the Company to continue his compensation for twelve months. Mr. Smith was paid a total $13,461 through his resignation date and the remaining $84,135 subsequent to his resignation.

(5)	Mr. Smith separated from the Company on January 6, 2011.

(6)	Mr. Caulfield resigned as an officer on January 11, 2012.

All Other Compensation Table

Name	Year	401(k) Plan contribution by Company	Company Paid Healthcare Insurance	Flexible & Health Savings account contributions by Company	Housing allowance payments	Separation Agreement payments	Total

Stanton E. Ross	2011	$717	$13,816	$500	$—	$—	$15,033
	2010	$14,283	$15,903	$—	$—	$—	$30,186

Kenneth L. McCoy (1)	2011	$8,495	$8,635	$—	$12,000	$—	$29,130
	2010	$10,000	$9,948	$—	$12,000	$—	$31,948

Thomas J. Heckman	2011	$8,495	$8,635	$1,250	$—	$—	$18,380
	2010	$10,000	$9,948	$—	$—	$—	$19,948

Steven Phillips	2011	$8,362	$8,635	$—	$—	$—	$16,997
	2010	$10,000	$9,948	$—	$—	$—	$19,948

Edward Smith (2)	2011	$250	$820	$14	$—	$84,135	$85,219
	2010	$10,000	$9,948	$—	$—	$—	$19,948

Michael Caulfield (1)	2011	$—	$13,816	$500	$—	$—	$14,316
	2010	$—	$15,902	$—	$—	$—	$15,902
_______________
[1]	Messrs. McCoy and Caulfield resigned as officers and Mr. McCoy resigned as a director on January 11, 2012.

[2]	Mr. Smith separated from the Company on January 6, 2012.

Compensation Policy. The Company’s executive compensation plan is based on attracting and retaining qualified professionals who possess the skills and leadership necessary to enable the Company to achieve earnings and profitability growth to satisfy its stockholders. The Company must, therefore, create incentives for these executives to achieve both Company and individual performance objectives through the use of performance-based compensation programs. No one component is considered by itself, but all forms of the compensation package are considered in total. Wherever possible, objective measurements will be utilized to quantify performance, but many subjective factors still come into play when determining performance.

Compensation Components. The main elements of its compensation package consist of base salary, stock options and bonus.

Base Salary. The base salary for each executive officer is reviewed and compared to the prior year, with considerations given for increase or decrease. The review is generally on an annual basis, but may take place more often in the discretion of the Compensation Committee.

For fiscal year 2012, the Compensation Committee extended the reduced executive officers’ salaries that were implemented in 2011 in an effort to decrease overall compensation costs and to help the Company improve its operating results in 2012. As a result, the annual base salary of Stanton E. Ross, President and Chief Executive Officer, was set at $175,000 for 2012. Mr. Ross’ 2011 annual salary was reduced from $297,500 to $175,000 effective August 17, 2011. The Compensation Committee set the annual base salaries of Thomas J. Heckman, Chief Financial Officer, Treasurer and Secretary and Steven Phillips, Vice President of Engineering, at $175,000 each for 2012, which is the same as their 2011 levels.

The Committee plans to review the base salaries for possible adjustments on an annual basis. Base salary adjustments will be based on both individual and Company performance and will include both objective and subjective criteria specific to each executive’s role and responsibility with the Company.

Stock Options and Restricted Stock Awards. The Compensation Committee determined stock option and restricted stock awards based on numerous factors, some of which include responsibilities incumbent with the role of each executive to the Company, tenure with the Company, as well as Company's performances. The vesting period of said options is also tied, in some instances, to Company performance directly related to certain executive’s responsibilities with the Company.

Bonuses. The Compensation Committee has determined that each of the executive officers will be eligible for the following bonuses in 2012 based on their individual performance throughout the year: Stanton E. Ross, Thomas J. Heckman and Steven Phillips - $50,000 each. The Compensation Committee will review each executive officer's performance on a quarterly basis and determine what, if any, portion of the bonus he has earned and will be paid as of such point.

Other. In July 2008, the Company amended and restated its 401(k) retirement savings plan (the “401(k) Plan”). The amended plan requires the Company to provide a 100% matching contribution for employees who elect to contribute up to 3% of their compensation to the plan and a 50% matching contribution for employee’s elective deferrals between 4% and 5%. The Company has made matching contributions for executives who elected to contribute to the 401(k) Plan during 2010. Each participant is 100% vested at all times in employee and employer matching contributions. As of February 29, 2012, 239,096 shares of Digital common stock were held in the 401(k) Plan. Mr. Heckman, as trustee of the 401(k) Plan, holds the voting power as to the shares of Digital common stock held in the 401(k) Plan. The Company has no profit sharing plan in place for employees. However, it may give consideration to adding such a plan to provide yet another level of compensation to its compensation plan.

The following table presents information concerning the grants of Plan-based awards to the Named Executive Officers during the year ended December 31, 2011:

Grants of Plan-Based Awards

Name	Grant date	Date approved by Compensation Committee	All other option awards: number of securities underlying options (#) (1)	Exercise or base price of option awards ($/Share)	Grant date fair value of stock awards ($) (2)

Stanton E. Ross Chairman, CEO and President	1/11/2011	1/11/2011	150,000	$1.65	$123,212

Thomas J. Heckman Vice President CFO, Treasurer and Secretary	1/11/2011	1/11/2011	100,000	$1.65	$82,141

Kenneth L. McCoy Former Director & Vice President — Marketing (3)	1/11/2011	1/11/2011	100,000	$1.65	$82,141

Steven Phillips Vice President — Engineering	1/11/2011	1/11/2011	100,000	$1.65	$82,141

Michael Caulfield Former Vice President — Strategic Development (3)	1/11/2011	1/11/2011	100,000	$1.65	$82,141

_____________
(1)
These stock option awards were made under the Digital Ally, Inc. Stock Option and Restricted Stock Plans and vest over a four-year period (10%-year one, 20%-year two, 30%-year three and 40%-year four) contingent upon whether the individual is still employed by the Company at that point.

(2)
Stock awards noted represent the aggregate amount of grant date fair value as determined under ASC Topic 718. Please refer to Note 11 to the consolidated financial statements for further description of the awards and the underlying assumptions utilized to determine the amount of grant date fair value related to such grants.

(3)	Messrs. McCoy and Caulfield resigned as officers and Mr. McCoy resigned as a director on January 11, 2012.

The following table presents information concerning the outstanding equity awards for the Named Executive Officers as of December 31, 2011:

Outstanding Equity Awards at Fiscal Year-End

			Equity incentive
			plan awards:
	Number of	Number of	Number of
	securities	securities	securities
	underlying	underlying	underlying	Option
	unexercised	unexercised	unexercised	exercise	Option
	options (#)	options (#)	unearned options	price	expiration
Name	exercisable	unexercisable	(#)	($)	date

Stanton E. Ross	—	150,000	—	$1.65	January 10, 2011
Chairman, CEO	9,000	21,000	—	$1.78	May 5, 2019
and President	180,000	120,000	—	$6.80	January 2, 2018
	175,000	—	—	$4.05	October 15, 2017
	200,000	—	—	$1.60	March 3, 2017
	193,823	—	—	$1.00	August 31, 2015

Kenneth L. McCoy (1)	—	100,000	—	$1.65	January 1, 2021
Former Director & Vice President —	4,500	10,500	—	$3.10	May 5, 2019
Marketing	4,500	10,500	—	$1.78	July 30, 2019
	90,000	60,000	—	$6.80	January 2, 2018
	100,000	—	—	$1.60	March 1, 2017
	500,000	—	—	$1.00	August 31, 2015

Thomas J. Heckman	—	100,000	—	$1.65	January 10, 2021
CFO, Treasurer and	9,000	21,000	—	$3.10	July 30, 2019
Secretary	9,000	21,000	—	$1.78	May 5, 2019
	6,000	14,000	—	$1.59	March 30, 2019
	60,000	40,000	—	$6.80	January 2, 2018
	20,000	—	—	$4.05	October 15, 2017

Steven Phillips	—	100,000	—	$1.65	January 10, 2021
Vice President —	4,500	10,500	—	$3.10	July 30, 2019
Engineering	22,500	52,500	—	$1.78	May 4, 2019
	22,500	52,500	—	$1.59	March 30, 2019

Michael Caulfield	—	100,000	—	$1.65	January 10, 2021
Former Vice President —	22,500	52,500	—	$3.10	July 30, 2019
Strategic Development	22,500	52,500	—	$2.04	June 2, 2019
    _______________
(1)
Mr. McCoy entered into a Consulting Agreement with the Company on January 13, 2012. Under such Agreement, which has two-year term, his outstanding stock options continue to be exercisable and unvested options continue to vest.

The following table presents information concerning the stock options exercised and the vesting of stock awards during 2011 for the Named Executive Officers as of December 31, 2011:

Options Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares acquired on exercise (#)	Value realized on exercise ($)	Number of Shares acquired on vesting (#)	Value realized on vesting ($)
Stanton E. Ross Chairman, CEO & President	—	$—	69,204	$125,259
Kenneth L. McCoy (1) (2) Former Director & Vice President — Marketing	—	$—	22,838	$41,337
Thomas J. Heckman CFO, Treasurer and Secretary	—	$—	22,838	$41,337
Steven Phillips Vice President — Engineering	—	$—	22,838	$41,337
Michael Caulfield (1) Former Vice President — Strategic Development	—	$—	22,838	$41,337
_____________
(1)	Messrs. McCoy and Caulfield resigned as officers and Mr. McCoy resigned as a director on January 11, 2012.

(2)
Mr. McCoy entered into a Consulting Agreement with the Company on January 13, 2012. Under such Agreement, which has a two-year term, his outstanding stock options continue to be exercisable and unvested options continue to vest.

Stock Option Plans

Securities Authorized for Issuance under Equity Compensation Plans

Our Board of Directors adopted the 2005 Stock Option and Restricted Stock Plan (the “2005 Plan”) on September 1, 2005. The 2005 Plan authorizes us to issue 2,500,000 shares of our common stock upon exercise of options and grant of restricted stock awards. At December 31, 2011, there were 2,427 shares available for issuance under the 2005 Plan.

On January 17, 2006, our Board of Directors adopted the 2006 Stock Option and Restricted Stock Plan (the “2006 Plan”). The 2006 Plan authorizes us to reserve 1,500,000 shares for future grants under it. At December 31, 2011, there were 543,594 shares available for issuance under the 2006 Plan.

On January 24, 2007, our Board of Directors adopted the 2007 Stock Option and Restricted Stock Plan (the “2007 Plan”). The 2007 Plan authorizes us to reserve 1,500,000 shares for future grants under it. At December 31, 2011, there were 152,733 shares available for issuance under the 2007 Plan.

On January 2, 2008, our Board of Directors adopted the 2008 Stock Option and Restricted Stock Plan (the “2008 Plan”). The 2008 Plan authorizes us to reserve 1,000,000 shares for future grants under it. At December 31, 2011, there were 22,000 shares available for issuance under the 2008 Plan.

On March 18, 2011, our Board of Directors adopted the 2011 Stock Option and Restricted Stock Plan (the “2008 Plan”). The 2011 Plan authorizes us to reserve 500,000 shares for future grants under it. At December 31, 2011, there were 500,000 shares available for issuance under the 2011 Plan.

The 2005 Plan, 2006 Plan, 2007 Plan, 2008 Plan and 2011 Plan are referred to as the “Plans.”

The Plans authorize us to grant (i) to the key employees incentive stock options (except for the 2007 Plan) to purchase shares of common stock and non-qualified stock options to purchase shares of common stock and restricted stock awards, and (ii) to non-employee directors and consultants non-qualified stock options and restricted stock. The Compensation Committee of our Board of Directors administers the Plans by making recommendations to the Board of Directors or determinations regarding the persons to whom options or restricted stock should be granted and the amount, terms, conditions and restrictions of the awards.

The Plans allow for the grant of incentive stock options (except for the 2007 Plan), non-qualified stock options and restricted stock awards. Incentive stock options granted under the Plans must have an exercise price at least equal to 100% of the fair market value of the common stock as of the date of grant. Incentive stock options granted to any person who owns, immediately after the grant, stock possessing more than 10% of the combined voting power of all classes of our stock, or of any parent or subsidiary corporation, must have an exercise price at least equal to 110% of the fair market value of the common stock on the date of grant. Non-statutory stock options may have exercise prices as determined by our Compensation Committee.

The Compensation Committee is also authorized to grant restricted stock awards under the Plans. A restricted stock award is a grant of shares of the common stock that is subject to restrictions on transferability, risk of forfeiture and other restrictions and that may be forfeited in the event of certain terminations of employment or service prior to the end of a restricted period specified by the Compensation Committee. On July 31, 2008, we filed a registration statement on Form S-8 and an amendment to a previously filed Form S-8 with the SEC which registered 6,500,000 shares to be issued upon exercise of the stock options underlying the 2005 Plan, 2006 Plan, 2007 Plan and 2008 Plan. On March 28, 2012, we filed a registration statement on Form S-8 with the SEC which registered 500,000 shares to be issued upon exercise of the stock options or as restricted stock awards under the 2011 Plan.

Equity Compensation Plan Information as of December 31, 2011

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (c)

Equity compensation plans approved by stockholders	3,048,266	$2.54	1,068,021
Equity compensation plans not approved by stockholders	997,039	$2.75	152,733
Total	4,045,305	$2.59	1,220,754

The number of stock options and restricted stock awards that an employee, director, or consultant may receive under our Plans is in the discretion of the administrator and therefore cannot be determined in advance, although the Board of Directors’ policy in 2011 was to grant directors an award of either 10,000 restricted shares, or 20,000 options to purchase shares of common stock.The following table sets forth (a) the aggregate number of shares subject to options granted under the Plans during the year-ended December 31, 2011 and (b) the average per share exercise price of such options.

Stock Option and Restricted Stock Grants

Name of Individual or Group	Number of Restricted Shares of Common Stock Granted	Number of Options Granted	Average per Share Exercise Price
Stanton E. Ross, Chairman of the Board, CEO & President	—	150,000	$1.65
Leroy C. Richie, Director	—	20,000	$1.42
Elliot M. Kaplan, Director	—	20,000	$1.42
Daniel F. Hutchins, Director	—	20,000	$1.42
Bernard A. Bianchino, Director	10,000	—	$—
Kenneth L. McCoy, Former Director, Vice President – Marketing (1) (2)	—	100,000	$1.65
Thomas J. Heckman, Vice President, CFO, Treasurer & Secretary	—	100,000	$1.65
Steven Phillips, Vice President -- Engineering	—	100,000	$1.65
Michael Caulfield, Former Vice President – Strategic Development (1)	—	100,000	$1.65

All executive officers, as a group	—	550,000	$1.65
All directors who are not executive officers, as a group	10,000	60,000	$1.42
All employees who are not executive officers, as a group	—	436,000	$0.91
   _____________
(1)	Messrs. McCoy and Caulfield resigned as officers and Mr. McCoy resigned as a director on January 11, 2012.

(2)
Mr. McCoy entered into a Consulting Agreement with the Company on January 13, 2012. Under such Agreement, which has two-year term, his outstanding stock options continue to be exercisable and unvested options continue to vest.

Employment Contracts; Termination of Employment and Change-in-Control Arrangements

We do not have any employment agreements with any of our executive officers. However, on December 23, 2008, we entered into retention agreements with the following executive officers: Stanton E. Ross, Thomas J. Heckman and Kenneth L. McCoy. On March 30, 2009, we entered into retention agreements with Steven Phillips and on June 2, 2009, we entered into a retention agreement with Michael Caulfield. Messrs. McCoy and Caulfield resigned as officers and Mr. McCoy resigned as a director on January 11, 2012 and their departures were not covered under our retention agreements with them.

Retention Agreements - Potential Payments Upon Termination or Change of Control

The following table sets forth for each named executive officer potential post-employment payments and payments on a change in control and assumes that the triggering event took place on January 1, 2012.

Name	Change in control payment due based upon successful completion of transaction	Severance payment due based on termination after Change of Control occurs	Total
Stanton E. Ross	$43,750	$175,000	$218,750
Kenneth L. McCoy (1)	$43,750	$175,000	$218,750
Thomas J. Heckman	$43,750	$175,000	$218,750
Steven Phillips	$43,750	$175,000	$218,750
Michael Caulfield (1)	$21,875	$87,500	$109,375
	$196,875	$787,500	$984,375
___________
(1)	Messrs. McCoy and Caulfield resigned as officers and Mr. McCoy resigned as a director on January 11, 2012.

The retention agreements guarantee the executive officers specific payments and benefits upon a Change in Control of the Company. The retention agreements also provide for specified severance benefits if, after a Change in Control of the Company occurs, the executive officer voluntarily terminates employment for “Good Reason” or is involuntarily terminated without “Cause.”

Under the retention agreements, a “Change in Control” means (i) one party alone, or acting with others, has acquired or gained control over more than 50% of the voting shares of the Company; or (ii) the Company merges or consolidates with or into another entity or completes any other corporate reorganization, if more than 50% of the combined voting power of the surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization; or (iii) a majority of the Company’s Board of Directors is replaced and/or dismissed by the stockholders of the Company without the recommendation of or nomination by the Company’s current Board of Directors; or (iv) the Company’s Chief Executive Officer (the “CEO”) is replaced and/or dismissed by stockholders without the approval of the Company’s Board of Directors; or (v) the Company sells, transfers or otherwise disposes of all or substantially all of the consolidated assets of the Company and the Company does not own stock in the purchaser or purchasers having more than 50% of the voting power of the entity owning all or substantially all of the consolidated assets of the Company after such purchase.

“Good Reason” means either (i) a material adverse change in the executive’s status as an executive or other key employee of the Company, including without limitation, a material adverse change in the executive’s position, authority, or aggregate duties or responsibilities; or (ii) any adverse change in the executive’s base salary, target bonus or benefits; or (iii) a request by the Company to materially change the executive’s geographic work location.

“Cause” means (i) the executive has acted in bad faith and to the detriment of the Company; (ii) the executive has refused or failed to act in accordance with any specific lawful and material direction or order of his or her supervisor; (iii) the executive has exhibited, in regard to employment, unfitness or unavailability for service, misconduct, dishonesty, habitual neglect, incompetence, or has committed an act of embezzlement, fraud or theft with respect to the property of the Company; (iv) the executive has abused alcohol or drugs on the job or in a manner that affects the executive’s job performance; and/or (v) the executive has been found guilty of or has plead nolo contendere to the commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person. Prior to termination for Cause, the Company shall give the executive written notice of the reason for such potential termination and provide the executive a 30-day period to cure such conduct or act or omission alleged to provide grounds for such termination.

If any Change in Control occurs and the executive continues to be employed as of the completion of such Change in Control, upon completion of such Change in Control, as payment for the executive’s additional efforts during such Change in Control, the Company shall pay the executive a Change in Control benefit payment equal to three months of the his base salary at the rate in effect immediately prior to the Change in Control completion date, payable in a lump sum net of required tax withholdings. If any Change in Control occurs, and if, during the one-year period following the Change in Control, the Company terminates the executive’s employment without Cause or the executive submits a resignation for Good Reason (the effective date of such termination or resignation, the “Termination Date”), then:

(a) The Company shall pay the executive severance pay equal to 12 months of the his base salary at the higher of the rate in effect immediately prior to the Termination Date or the rate in effect immediately prior to the occurrence of the event or events constituting Good Reason, payable on the Termination Date in a lump sum net of required tax withholdings, plus all other amounts then payable by the Company to the executive less any amounts then due and owing from the executive to the Company;

(b) The Company shall provide continuation of the executive’s health benefits at the Company’s expense for 18 months following the Termination Date; and

(c) The executive’s outstanding employee stock options shall fully vest and be exercisable for a 90-day period following the Termination Date.

The executive is not entitled to the above severance benefits for a termination based on death or disability, resignation without Good Reason or termination for Cause. Following the Termination Date, the Company shall also pay the executive all reimbursements for expenses in accordance with the Company’s policies, within ten days of submission of appropriate evidence thereof by the executive.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of April 3, 2012, the number and percentage of outstanding shares of common stock beneficially owned by each person known by us to beneficially own more than five percent of such stock. We have no other class of capital stock outstanding.

Security Ownership of Certain Beneficial Owners

Name and address of beneficial owner	Amount and nature of beneficial ownership	Percent of class

5% Stockholders (excluding executive officers and directors):
Mr. Stephen Gans (1) 1680 Michigan Avenue, Suite 1001 Miami Beach, Florida 33139	2,313,600	12.4%
__________
(1)	Based solely on a Schedule 13D filed on August 17, 2011 and a Form 4 filed on April 3, 2012. Mr. Gans is a nominee for election as a director of the Company.

The following table sets forth, as of April 3, 2012, the number and percentage of outstanding shares of common stock beneficially owned by each director of the Company, each named officer of the Company, and all our directors and executive officers as a group. We have no other class of capital stock outstanding.

Security Ownership of Management

Name and address of beneficial owner	Amount and nature of beneficial ownership	Percent of class

Executive Officers & Directors: (1)
Stanton E. Ross (2)	982,984	5.3%
Leroy C. Richie (3)	413,535	2.2%
Elliot M. Kaplan (4)	295,094	1.6%
Daniel F. Hutchins (5)	121,595	0.7%
Bernard A. Bianchino (6)	60,780	0.3%
Kenneth L. McCoy (7)	819,102	4.4%
Steven Phillips (8)	132,334	0.7%
Thomas J. Heckman (9)	422,528	2.3%
Michael Caulfield (10)	80,338	0.4%

All officers and directors as a group (9 individuals)	3,328,290	17.9%

__________
(1)	The address of these persons is c/o 8000 West 110th Street, Suite 200, Overland Park, KS 66210.

2)
Mr. Ross’s total shares include: (i) vested options to purchase 892,823 shares of common stock; and (ii) 9,000 options that will vest within sixty days. Mr. Ross has pledged 69,204 common shares and all of his outstanding options to purchase common stock to an individual as collateral for personal loans.

(3)	Mr. Richie’s total shares include: (i) vested options to purchase 257,282 shares of common stock; and (ii) 11,500 options that will vest within sixty days.

(4)
Mr. Kaplan’s total shares include: (i) vested options to purchase 125,099 shares of common stock; and (ii) 11,500 options that will vest within sixty days. Mr. Kaplan has pledged 148,495 common shares to financial institutions as collateral for personal loans.

(5)	Mr. Hutchins’ total shares include: (i) vested options to purchase 79,000 shares of common stock; and (ii) 19,000 options that will vest within sixty days.

(6)	Mr. Bianchino’s total shares include 5,000 shares of restricted common stock that will vest within sixty days.

(7)
Mr. McCoy’s total shares include: (i) vested options to purchase 769,000 shares of common stock; and (ii) 4,500 options that will vest within sixty days. Mr. McCoy resigned as an officer and a director on January 11, 2012. He entered into a Consulting Agreement on January 13, 2012. Under such Agreement, which has a two-year term, his outstanding stock options continue to be exercisable and unvested options continue to vest.

(8)	Mr. Phillips’ total shares include: (i) vested options to purchase 80,500 shares of common stock; and (ii) 15,000 options that will vest within sixty days.

(9)
Mr. Heckman's total shares include (i) vested options to purchase 120,000 shares of common stock; (ii) 9,000 options that will vest within sixty days; and (iii) 239,096 shares of common stock held in the Company's 401(k) Plan (March 1, 2012) as to which Mr. Heckman has voting power as trustee of the 401(k) Plan.

(10)	Mr. Caulfield’s total shares include: (i) vested options to purchase 55,000 shares of common stock. Mr. Caulfield resigned as an officer on January 11, 2012.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Act of 1934, as amended, requires our executive officers and directors, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission reports of ownership of, and transactions in, our securities and to provide us with copies of those filings. To our knowledge, based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during the year ended December 31, 2011, all filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with, except for Mr. Ross who failed to file one report disclosing three transactions on a timely basis and Mr. Gans who failed to file one report disclosing six transactions on a timely basis.

Transactions with Related Persons

Certain Relationships and Related Person Transactions

The Company engaged in no reportable transactions with related persons during the years ended December 31, 2011 and 2010.

Other Matters

The Board of Directors is not aware of any other matters to be presented for action at the annual meeting. However, if any other matter is properly presented at the annual meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

Advance Notice Provisions For Stockholder Proposals and Nominations

The bylaws of the Company provide that in order for a stockholder to nominate directors at an annual meeting or to propose business to be brought before an annual meeting, the stockholder must give timely, written notice to the Secretary of the Company and such notice must be received at the principal executive offices of the Company not less than 120 days before the date of its release of the proxy statement to stockholders in connection with its previous year’s annual meeting of stockholders.

Such stockholder’s notice shall include, with respect to each matter that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, and with respect to each person whom the stockholder proposes to nominate for election as a director, all information relating to such person, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director, that is required under the Securities Exchange Act of 1934, as amended.

In addition, the stockholder must include in such notice the name and address, as they appear on the Company’s records, of the stockholder proposing such business or nominating such persons, and the name and address of the beneficial owner, if any, on whose behalf the proposal or nomination is made, the class and number of shares of capital stock of the Company that are owned beneficially and of record by such stockholder of record and by the beneficial owner, if any, on whose behalf the proposal or nomination is made, and any material interest or relationship that such stockholder of record and/or the beneficial owner, if any, on whose behalf the proposal or nomination is made may respectively have in such business or with such nominee. At the request of the Board of Directors, any person nominated for election as a director shall furnish to the Secretary of the Company the information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee.

Future Proposals of Stockholders

The deadline for stockholders to submit proposals to be considered for inclusion in the proxy statement for the next annual meeting of stockholders is December 23, 2012.

Annual Report

This proxy statement is accompanied by a copy of our annual report for the fiscal year ended December 31, 2011.

BY ORDER OF THE BOARD OF DIRECTORS

Chairman of the Board, Chief Executive Officer and President
April 11, 2012
Overland Park, Kansas

Dear Fellow Shareholder:

It is our pleasure to invite you to join us at the 2012 Annual Meeting of Shareholders of Digital Ally, Inc. to be held on Friday, May 25, 2012 at 10:00 a.m., CDT.  Information regarding the annual meeting is as follows:

Meeting will be held at Double Tree by Hilton Kansas City-Overland Park.  Directions from Kansas City International Airport are as follows:

1:	Start out going SOUTH on BRASILIA AVE toward PARIS ST.	0.2 miles

2:	Turn LEFT onto PARIS ST.	0.2 miles

3:	Turn LEFT to take the ramp toward AIRPORT EXIT / ECONOMY PARKING.	0.1 miles

4:	Merge onto LP COOKINGHAM DR.	1.2 miles

5:	Merge onto I-29 S / US-71 S toward KANSAS CITY.	9.4 miles

6:	Merge onto I-635 S via EXIT 3B toward KANSAS (Crossing into KANSAS).	12.3 miles

7:	Merge onto I-35 S via EXIT 1A toward WICHITA.	4.7 miles

8:	Merge onto US-69 S via EXIT 225B.	4.1 miles

9:	Take the College Blvd East exit	0.2 miles

10:	Turn RIGHT onto College Blvd.	0.3 miles

11:	Turn LEFT onto Mastin Street	0.09 miles

12:	Make a U-TURN onto Mastin Street	0.08 miles

13:	Take the 1st RIGHT into Hilton Parking Lot, 10100 College Blvd, Overland Park, KS	0.02 miles

Total Est. Time: 39 minutes Total Est. Distance: 33.65 miles

You may contact the Double Tree by Hilton Kansas City-Overland Park should you wish to reserve a room for arrival on Thursday, May 24, 2012. Shareholders should contact the hotel directly no later than April 21, 2012 at 913-451-6100 for reservations in order to receive the preferred rates for our group. When contacting the hotel guests should also identify their affiliation with Digital Ally, Inc.

On Friday, May 25, 2012, a continental breakfast will be available to shareholders in the meeting room beginning at 9:00 a.m. The 2012 Annual Meeting of Shareholders is scheduled to begin at 10:00 a.m., CDT.

8000 W. 110th Street, Suite 200 ■ Overland Park, Kansas 66210 ■ PHONE: 913.814.7774 ■ FAX: 913.814.7775 ■ TOLL FREE: 800.440.4947
WEBSITE: www.digitalallyinc.com ■ EMAIL: sales@digitalallyinc.com

Admission Ticket
Bring this ticket with you for admission to the annual meeting.

Digital Ally, Inc.
2012 Annual Meeting of Stockholders
Friday, May 25, 2011 at 10:00 a.m. CDT
DoubleTree by Hilton Hotel - Overland Park
10100 College Boulevard
Overland Park, Kansas 66210

Your vote is important

☐  FOLD AND DETACH HERE AND READ THE REVERSE SIDE  ☐

☐
DIGITAL ALLY, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE 2012 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FRIDAY, MAY 25, 2012

The undersigned hereby appoints Thomas J. Heckman and Steven Phillips, or either of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to represent and to vote all shares of Common Stock of Digital Ally, Inc. held of record by the undersigned on April 2, 2012, at the 2012 Annual Meeting of Stockholders to be held at the DoubleTree by Hilton Hotel - Overland Park, 10100 College Blvd., Overland Park, Kansas 66210, on Friday, May 25, 2012 at 10:00 a.m., CDT, and at any adjournments thereof. Any and all proxies heretofore given are hereby revoked.

When properly executed, this proxy will be voted as designated by the undersigned. If no choice is specified, the proxy will be voted:

1.	FOR the election of the nominees named herein;

2.	FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm; and

3.	In their discretion, the proxies are authorized to vote upon such other business that may properly come before the Annual Meeting.

(Continued and to be dated and signed on reverse side)

2012 ANNUAL MEETING OF STOCKHOLDERS OF

DIGITAL ALLY, INC.

Friday, May 25, 2012

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Please date, sign and mail your proxy card in the
envelope provided as soon as possible

☐  Please detach along perforated line and mail in the envelope provided.  ☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE    ☐

1. Election of Directors of the Company

☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	NOMINEES: O Stanton E. Ross O Leroy C. Richie O Daniel F. Hutchins O Bernard A. Bianchino O Elliot M. Kaplan O Stephen Gans
INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above.
Please note that changes to the registered name(s) on the account may not be submitted via this method
☐

		FOR	AGAINST	ABSTAIN

2.	Proposal FOR ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm.	☐	☐	☐

3.	In their discretion, the proxies are authorized to vote upon such other business that may properly come before the Annual Meeting.

Signature of Stockholder	Date	Signature of Stockholder	Date

☐	NOTE:
Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
☐

Email
address:	______________________________________

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